Exhibit 10.22

Amendment to Employment Agreement

Amendment to Employment Agreement (this “Amendment”), dated as of December 30, 2008, by and between Scientific Games Corporation, a Delaware corporation (the “Company”), and Joseph R. Wright, Jr. (“Executive”).

WHEREAS, the Company and Executive entered into an Employment Agreement effective as of May 1, 2008 (executed on May 14, 2008) (the “Employment Agreement”);

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein to bring the Employment Agreement into compliance with Section 409A of the Internal Revenue Code of 1986 and the regulations and Treasury guidance thereunder; and

WHEREAS, the amendments contemplated hereby are intended to bring the timing of, and certain procedural aspects with respect to, certain payments under the Employment Agreement into compliance with Section 409A but not to otherwise affect Executive’s right to such payments.

NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             The second sentence of Section 3(d)(i) of the Employment Agreement is hereby amended to (i) delete the words “no later than” and replacing such words with “between January 1, 2009 and” and (ii) inserting the words “between January 1, 2010 and”; immediately before the word “April”.

2.             Section 3(h) of the Employment Agreement is hereby amended to add the following at the end thereof:

“To the extent any payments of money or other benefits due to Executive hereunder could cause the application of an acceleration or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payments or other benefits shall be restructured, to the extent possible, in a manner determined by the Company that does not cause such acceleration or additional tax.  To the extent any reimbursement under or in-kind benefits due to Executive under this Agreement constitutes deferred compensation under Section 409A of the Code, any such reimbursement or in-kind benefit shall be paid to Executive in a manner consistent with Treas. Reg. Section 1.409A-3(i)(l)(iv).”

3.             Section 4(a)(ii) of the Employment Agreement is hereby amended to add the following parenthetical immediately following the words “Section 3 hereof:”

“(including, without limitation, any amount accrued under the Scientific Games Corporation Elective Deferred Compensation Plan)”

4.             Section 4(e) of the Employment Agreement is hereby amended to delete clause (vi) thereof in its entirety and replace such language by the notation “(vi) [RESERVED]”.

5.             Section 4(f)(ii) of the Employment Agreement is hereby amended to add the following new sentence at the end thereof:

“The amounts and benefits referred to in the immediately preceding sentence shall be payable in a lump sum as soon as practicable, but in no event later than 30 days, after the occurrence of the Change in Control.”

6.             Section 4(k) of the Employment Agreement shall be amended to add the following three sentences after the end of the first sentence thereof:

“The Company shall provide Executive with the proposed form of release referred to in the immediately preceding sentence no later than two (2) days following the Termination Date.  Executive shall have 21 days to consider the release and if he executes the release, shall have seven (7) days after execution of the release to revoke the release, and, absent such revocation, the release shall become binding.  Provided Executive does not revoke the release, payments contingent on the release (if any) shall be paid no earlier than the eight (8) days after execution of the release in accordance with the applicable provisions herein.”

7.             Employment Agreement.  Except as set forth in this Amendment, all other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

8.             Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

9.             Headings.  The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any provision of this Amendment.

[rest of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf as of the date first above written.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Ira H. Raphaelson
Name:	Ira H. Raphaelson
Title:	Vice President, General Counsel and Secretary

/s/ Joseph R. Wright, Jr.
Joseph R. Wright, Jr.